Exhibit 4.2

              CERTIFICATE OF DESIGNATION OF RIGHTS AND PREFERENCES

                                   RELATING TO

                 SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK

      Supreme Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Nevada (the
"Corporation"), DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of said Corporation effective the 23rd of April, 2004 adopted the following resolution:

      RESOLVED, that out of the Corporation's 5,000,000 shares of preferred stock, par value $0.0001 per share ("Preferred Stock"), there was created a series of Preferred Stock designated and known as "Series A Cumulative Convertible Preferred Stock" consisting of 50,000 shares ("Series A Stock") with an aggregate face value of $5,000,000 ($100 per share) and that the number of shares of such Series A Stock is hereby increased to 60,000 shares with an aggregate face value of $6,000,000 ($100 per shares); all of which Series A Stock shall have the relative rights, preferences, voting powers, qualifications and privileges as set out in that one certain Resolution of the Board of Directors, effective as of January 16, 2004, a copy of which is attached hereto and incorporated herein, for all purposes.

      SECOND: That the aforesaid resolution was duly adopted in accordance with the applicable provisions of the General Corporation Law of the State of Nevada.

      IN WITNESS WHEREOF, said Corporation has caused this Designation of Preferences to be signed by Charles T. Phillips, its Chief Executive Officer, and attested by Sandy Livney, its Secretary, this the 23rd day of April, 2004, and by execution hereof does declare and certify that this is the act and deed of the Corporation and the facts herein stated are true.


                                /s/ Charles T. Phillips
                                -----------------------
                                Charles T. Phillips, Chief Executive Officer


                                /s/ Sandy Livney
                                ----------------
                                Sandy Livney, Secretary